Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Whitman Education Group, Inc. 1996 Stock Option Plan, of our report dated June 12, 1996, except for the sixth paragraph of Note 2, as to which the date is June 24, 1996, with respect to the consolidated financial statements of Whitman Education Group, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG, LLP



November 8, 1996
Miami, Florida